As filed with the Securities and Exchange Commission on February 10, 2000

                                                  Registration No. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            GALILEO TECHNOLOGY LTD.
             (Exact Name of Registrant as Specified in Its Charter)

      Israel                                        Not Applicable
-----------------------------------                 ----------------
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                      Identification No.)

Moshav Manof, D.N. Misgav, Israel                        20184
----------------------------------------             -------------
(Address of Principal Executive Offices)               (Zip Code)

           GALILEO TECHNOLOGY LTD. 1997 EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plan)

                                  Manuel Alba
                                   President
                            Galileo Technology Inc.
                               142 Charcot Avenue
                           San Jose, California 95131
                          ------------------------------
                    (Name and Address of Agent For Service)

                                 (408) 367-1400
                                 --------------
         (Telephone Number, Including Area Code, of Agent For Service)

                            Copy to:  Lior O. Nuchi
                     McCutchen, Doyle, Brown & Enersen, LLP
                               3150 Porter Drive
                       Palo Alto, California  94304-1212
                                 (650) 849-4400

                         CALCULATION OF REGISTRATION FEE

=============================================================================================
                                                    Proposed        Proposed
             Title of                                Maximum        Maximum
            Securities                 Amount       Offering       Aggregate      Amount of
              to be                    to be          Price         Offering     Registration
            Registered               Registered   Per Share (1)    Price (1)         Fee
---------------------------------------------------------------------------------------------
Ordinary Shares, NIS 0.01
Nominal Value                           86,592      $19.40625     $1,680,426         $443.63

=============================================================================================


(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market System on February 9, 2000.

                                EXPLANATORY NOTE

          Registrant previously filed (i) a registration statement on Form S-8 (No. 333-57967) on June 29, 1998, covering 100,000 Ordinary Shares issuable under Registrant's 1997 Employees' Stock Purchase Plan (the "Registrant Plan") and (ii) a registration statement on Form S-8 (No. 333-76731) on April 21, 1999, covering an additional 21,310 shares of the same class of securities previously registered under the June 29, 1998 Registration Statement. The Registrant Plan provides for an automatic annual increase in the number of authorized shares equal to 105% of the number of shares purchased under the Plan in the previous calendar year (the "Evergreen Clause"). This registration statement on Form S-8 is filed pursuant to Rule 413 and is made for the purpose of registering an additional 86,592 shares of the same class of securities previously registered under the above-referenced registration statement, which increase was effective as of January 1, 2000.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

       The following documents are incorporated by reference in this Registration Statement:

       (a) Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 1998.

       (b) Registrant's Quarterly Report on Form 6-K for the quarter ended March 31, 1999, filed on May 18, 1999; June 30, 1999, filed on August 12, 1999;
September 30, 1999, filed on November 19, 1999; and Registrant's Report on Form 6-K dated August 5, 1999, filed on August 12, 1999.

       (c) The description of the Ordinary Shares of the Registrant contained in the Registrant's registration statement on Form 8-A dated July 25, 1997.

       In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

       Not applicable.

Item 8.  Exhibits

       See Index to Exhibits.

                                   SIGNATURES
                                   ----------

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this tenth day of February, 2000.


GALILEO TECHNOLOGY, LTD.



Name                                              Title                           Date
----                                              -----                           ----


                                    Chief Executive Officer             February 10, 2000
/s/ Avigdor Willenz                 (Principal Executive Officer)
---------------------------------   and Director
Avigdor Willenz


/s/ George A. Hervey                Chief Financial Officer             February 10, 2000
---------------------------------   (Principal Financial Officer)
George A. Hervey


/s/ Shoulamit Uzan                  Financial Controller                February 10, 2000
---------------------------------   (Principal Accounting Officer)
Shoulamit Uzan


/s/ Manuel Alba                     President of GTI and Director       February 10, 2000
---------------------------------
Manuel Alba


/s/ Matty Karp                      Director                            February 10, 2000
---------------------------------
Matty Karp


/s/ Christopher J. Schaepe          Director                            February 10, 2000
---------------------------------
Christopher J. Schaepe

                               POWER OF ATTORNEY
                               -----------------

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George A. Hervey true and lawful attorney-in-fact and agent for such person, with full power of substitution and re-substitution, on his behalf and in such person's name, place and stead, and in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he himself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.


Name                                              Title                           Date
-----                                             -----                           ----


                                    Chief Executive Officer             February 10, 2000
/s/ Avigdor Willenz                 (Principal Executive Officer)
---------------------------------   and Director
Avigdor Willenz


/s/ George A. Hervey                Chief Financial Officer             February 10, 2000
---------------------------------   (Principal Financial Officer)
George A. Hervey


/s/ Shoulamit Uzan                  Financial Controller                February 10, 2000
---------------------------------   (Principal Accounting Officer)
Shoulamit Uzan


/s/ Manuel Alba                     President of GTI and Director       February 10, 2000
---------------------------------
Manuel Alba


/s/ Matty Karp                      Director                            February 10, 2000
---------------------------------
Matty Karp


/s/ Christopher J. Schaepe          Director                            February 10, 2000
---------------------------------
Christopher J. Schaepe

                               INDEX TO EXHIBITS

Number      Exhibit
------      -------

4.1/1/      Galileo Technology Ltd. 1997 Employee Stock Purchase Plan

5.1         Opinion regarding legality of securities to be offered

23.1        Consent of Ernst & Young LLP, Independent Auditors

23.2        Consent of Primes, Shiloh, Givon, Meir Law Office (see Exhibit 5.1)

24.1        Power of Attorney (see page 6)


---------------------
/1/ Incorporated by reference through Exhibit 4.1 to the Company's registration statement on Form S-8 filed with the Securities and Exchange Commission on June 29, 1998 (No. 333-57967)